Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Vital Therapies, Inc. of our report dated July 16, 2009 (July 22, 2013 as to the effect of the May 2011 and March 2012 stock splits described in Note 1), relating to our audit of the consolidated financial statements, which appears in Vital Therapies, Inc.’s Amendment No. 7 to Registration Statement on Form S-1 (Registration No. 333-191711), filed on April 9, 2014.

/s/ HEIN & ASSOCIATES LLP

Irvine, California

June 6, 2014